EXHIBIT 23.2

                        DELOITTE TOUCHE TOHMATSU CPA LTD.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Origin Agritech Limited of our report, dated May 4, 2005, relating to the financial statements of State Harvest Holdings Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China

May 6, 2005